REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (the "Agreement") is made and entered into as of [ ], 2006 (the "Effective Date") among Dune Energy, Inc., a Delaware corporation (the "Company"), the parties set forth Exhibit A hereto (each, a "Purchaser" and collectively, the "Purchasers"), and the parties set forth on the signature page.

                                R E C I T A L S:

      A. The Purchasers have purchased shares of common stock (the "Shares") from the Company pursuant to Subscription Agreements (each, a "Subscription Agreement" and collectively, the "Subscription Agreements") by and between the Company and each Purchaser.

      B. The Company has issued a warrant (the "Placement Agent Warrant") to purchase shares of the Company's Common Stock to Sanders Morris Harris Inc., a Texas corporation ("SMH").

      C. The Company, the Purchasers, and SMH desire to set forth the registration rights to be granted by the Company to the Purchasers and SMH.

      NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, in the Subscription Agreements, or otherwise, the parties mutually agree as follows:

                               A G R E E M E N T:

      1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

      "Approved Market" means the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, Inc., the American Stock Exchange, Inc., or the OTC Bulletin Board.

      "Blackout Period" means, with respect to a registration, a period in each case commencing on the day immediately after the Company notifies the Purchasers and SMH that they are required, pursuant to Section 4(f), to suspend offers and sales of Registrable Securities during which the Company, in the good faith judgment of its Board of Directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company's control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such registration statement, if any, would be seriously detrimental to the Company and its shareholders and ending on the earlier of (1) the date upon which the material non-public information commencing the Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that the Company will no longer delay such filing of the Registration Statement, recommence taking steps to make such Registration Statement effective, or allow sales pursuant to such Registration Statement to resume; provided, however, that
(a) the Company shall limit its use of Blackout Periods, in the aggregate, to 60 Trading Days in any 12-month period and (b) no Blackout Period may commence sooner than 60 days after the end of a prior Blackout Period.

      "Business Day" means any day of the year, other than a Saturday, Sunday, or other day on which the Commission is required or authorized to close.

      "Closing Date" means [__], 2006, or such other time as is mutually agreed between the Company and the Purchasers for the closing of the sale referred to in Recital A above.

      "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      "Common Stock" means the common stock, $.001 par value per share, of the Company and any and all shares of capital stock or other equity securities of:
(i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization, or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization, or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

      "Equity Securities" means (i) any Common Stock, (ii) any security convertible, with or without consideration, into any Common Stock (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, or (iv) any such warrant or right.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "Family Member" means (a) with respect to any individual, such individual's spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership, or limited liability company all of the equity interests of which are owned by those above described individuals, trusts, or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

      "Form S-1" and "Form S-3" mean such forms under the Securities Act as in effect on the date hereof.

      "Holder" means each Purchaser, SMH, or any successor or Permitted Assignee of a Purchaser, or SMH who acquire rights in accordance with this Agreement with respect to the Registrable Securities directly or indirectly from a Purchaser or SMH, including from any Permitted Assignee.

      "Inspector" means any attorney, accountant, or other agent retained by a Purchaser for the purposes provided in Section 4(j).

      "Offering Price" means the price per share at which the Shares have been sold to the Purchasers pursuant to the Subscription Agreements.

      "Permitted Assignee" means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its shareholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, (e) an entity that is controlled by, controls, or is under common control with a transferor, or (f) a party to this Agreement.


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

      The terms "register," "registered," and "registration" refers to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

      "Registrable Securities" means (i) shares of Common Stock issued to each Purchaser pursuant to the Subscription Agreements, and (ii) shares of Common Stock issued or issuable to SMH pursuant to the Placement Agent Warrant, but in each case excluding (A) any Registrable Securities that have been publicly sold or may be publicly sold immediately without registration under the Securities Act either pursuant to Rule 144(k) of the Securities Act or otherwise; (B) any Registrable Securities sold by a person in a transaction pursuant to a registration statement filed under the Securities Act; or (C) any Registrable Securities that are at the time subject to an effective registration statement under the Securities Act.

      "Registration Default Date" means the date which is the earlier to occur of (i) 60 days after the date on which the Registration Statement is filed with the Commission and (ii) 120 days after the Closing Date.

      "Registration Default Period" means the period following the Registration Default Date during which any Registration Event occurs and is continuing.

      "Registration Event" means the occurrence of any of the following events:

            (a) the Registration Statement covering Registrable Securities is not declared effective by the Commission on or before the Registration Default Date,

            (b) after the SEC Effective Date, sales cannot be made pursuant to the Registration Statement for any reason (including without limitation by reason of a stop order, or the Company's failure to update the Registration Statement) but except as excused pursuant to Section 3(a) or for the reasons specified in clause (c), or

            (c) the Common Stock generally or the Registrable Securities specifically are not listed or included for quotation on an Approved Market, or trading of the Common Stock is suspended or halted on the Approved Market, which at the time constitutes the principal market for the Common Stock, for more than two full, consecutive Trading Days; provided, however, a Registration Event shall not be deemed to occur if all or substantially all trading in equity securities (including the Common Stock) is suspended or halted on the Approved Market for any length of time.

      "Registration Statement" means the registration statement required to be filed by the Company pursuant to Section 3(a).

      "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "SEC Effective Date" means the date the Registration Statement is declared effective by the Commission.

      "Trading Day" means a day on whichever (a) the national securities exchange, (b) the Nasdaq Stock Market, or (c) such other securities market, in any such case which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

      2. Term. This Agreement shall continue in full force and effect for a period of two (2) years from the Effective Date, unless terminated sooner hereunder.

      3. Registration.

      (a) Registration on Form S-1 or Form S-3. As promptly as reasonably practicable after the date hereof, and within 60 days following the Closing Date, the Company shall file with the Commission a shelf registration statement on Form S-1, or, if available, Form S-3 relating to the resale by the Holders of all of the Registrable Securities; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 3(a), or keep such registration effective pursuant to
Section 4: (i) in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities or blue sky laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification, or compliance, in each case where it has not already done so; or
(ii) during any Blackout Period.

      (b) Failure to File Registration Statement. If a Registration Event occurs, then the Company will make payments to each Purchaser and SMH (to the extent that it has exercised the Placement Agent Warrant)(a "Qualified Purchaser"), as partial liquidated damages for the minimum amount of damages to the Qualified Purchaser by reason thereof, and not as a penalty, at a rate equal to one and one-half percent (1.5%) of the Offering Price per Share or, with respect to SMH, one-tenth of one and one-half percent (0.15%) of the Offering Price for each share of Common Stock acquired upon exercise of the Warrant, held by such Qualified Purchaser per month, for each calendar month of the Registration Default Period (pro rated for any period less than 30 days). Each such payment shall be due and payable within five days after the end of each calendar month of the Registration Default Period until the termination of the Registration Default Period and within five days after such termination. Such payments shall be in partial compensation to the Qualified Purchaser, and shall not constitute the Qualified Purchaser's exclusive remedy for such events. The Registration Default Period shall terminate upon (i) the SEC Effective Date in the case of clause (a) of the definition of "Registration Event," (ii) the ability of the Qualified Purchaser to effect sales pursuant to the Registration Statement in the case of clause (b) of the definition of "Registration Event," and (iii) the listing or inclusion and/or trading of the Common Stock on an Approved Market, as the case may be, in the case of clause (c) of the definition of "Registration Event." The amounts payable as partial liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States. Amounts payable as partial liquidated damages to each Qualified Purchaser hereunder with respect to each share of Registrable Securities shall cease when the Qualified Purchaser no longer holds such share of Registrable Securities. SMH acknowledges and agrees that the partial liquidated damages provided for in this Section 3(f) shall apply to Registrable Securities of SMH only to the extent SMH has exercised the Warrant.

      4. Registration Procedures. In the case of each registration, qualification, or compliance effected by the Company pursuant to Section 3 hereof, the Company will keep each Holder including securities therein reasonably advised in writing (which may include e-mail) as to the initiation of each registration, qualification, and compliance and as to the completion thereof. With respect to any registration statement filed pursuant to Section 3, the Company will use its commercially reasonable best efforts to:

      (a) prepare and file with the Commission with respect to such Registrable Securities, a registration statement on Form S-1, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended method(s) of distribution thereof, and use its commercially reasonable efforts to cause such registration statement to become effective as soon as possible and remain effective at least for a period ending with the first to occur of (i) the sale of all Registrable Securities covered by the registration statement, (ii) the availability under Rule 144 for the Holder to immediately, freely resell without restriction all Registrable Securities covered by the registration statement, (iii) one year after expiration of the term of the Warrants, or (iv) 90 days after a Piggyback Registration is declared effective by the Commission (in each case, the "Effectiveness Period"); provided, however, if at the end of the one-year period referred to in clause (iii), any Holder is not able to immediately, freely resell all Registrable Securities that it owns, the Effectiveness Period shall continue until terminated pursuant to clause (i) or (ii); and provided that no later than two business days before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, the Company shall (i) furnish to (A) one special counsel ("Holders Counsel") selected by the Company for the benefit of the Holders, copies of all such documents proposed to be filed (excluding any exhibits other than applicable underwriting documents), in substantially the form proposed to be filed, which documents shall be subject to the review of such Holders Counsel, and (ii) notify each Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

      (b) if a registration statement is subject to review by the Commission, promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

      (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during the Effectiveness Period (but in any event at least until expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method(s) of disposition by the sellers thereof set forth in such registration statement;

      (d) furnish, without charge, to each Holder of Registrable Securities covered by such registration statement (i) a reasonable number of copies of such registration statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may request, (ii) such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as such Holders may request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period;

      (e) use its commercially reasonable best efforts to register or qualify such Registrable Securities under such other applicable securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by such registration statement reasonably requests as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable registration statement is deemed effective by the Commission) and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (ii) subject itself to taxation in any such jurisdiction, or
(iii) consent to general service of process in any such jurisdiction;

      (f) as promptly as practicable after becoming aware of such event, notify each Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;

      (g) comply, and continue to comply during the period that such registration statement is effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such registration statement, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the SEC Effective Date, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

      (h) as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

      (i) permit the Holders of Registrable Securities being included in the Registration Statement and their legal counsel, at such Holders' sole cost and expense (except as otherwise specifically provided in Section 6) to review and have a reasonable opportunity to comment on the Registration Statement and all amendments and supplements thereto at least two Business Days prior to their filing with the Commission;

      (j) make available for inspection by any Holder and any Inspector retained by such Holder, at such Holder's sole expense, all records as shall be reasonably necessary to enable such Holder to exercise its due diligence responsibility, and cause the Company's officers, directors, and employees to supply all information which such Holder or any Inspector may reasonably request for purposes of such due diligence; provided, however, that such Holder shall hold in confidence and shall not make any disclosure of any record or other information which the Company determines in good faith to be confidential, and of which determination such Holder is so notified at the time such Holder receives such information, unless (i) the disclosure of such record is necessary to avoid or correct a misstatement or omission in the Registration Statement and a reasonable time prior to such disclosure the Holder shall have informed the Company of the need to so correct such misstatement or omission and the Company shall have failed to correct such misstatement of omission, (ii) the release of such record is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iii) the information in such record has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement with the Company with respect thereto, substantially in the form of this Section 4(j), which agreement shall permit such Inspector to disclose records to the Holder who has retained such Inspector. Each Holder agrees that it shall, upon learning that disclosure of such records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning a Holder provided to the Company pursuant to this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) disclosure of such information to the Staff of the Division of Corporation Finance is necessary to respond to comments raised by the Staff in its review of the Registration Statement, (iii) disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (iv) release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (v) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Holder and allow such Holder, at such Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

      (k) use its best efforts to cause all the Registrable Securities covered by the Registration Statement to be listed or quoted on the principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

      (l) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;

      (m) cooperate with the Holders of Registrable Securities being offered pursuant to the Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request; and

      (n) take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of the Registrable Securities pursuant to the Registration Statement.

      5. Suspension of Offers and Sales. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f) hereof or of the commencement of an Blackout Period, such Holder shall discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 4(a)(iii) hereof shall be extended by the greater of (i) ten business days or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(f) hereof to and including the date when each Holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 4(f) hereof.

      6. Registration Expenses. The Company shall pay all expenses in connection with any registration, including, without limitation, all registration, filing, stock exchange and NASD fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, the fees and disbursements of counsel for the Company and of its independent accountants, and the reasonable fees and disbursements of a Holders Counsel; provided that, in any underwritten registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes. Except as provided above in this Section 6 and in Section 10, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder of Registrable Securities.


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

      7. Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that a Holder may assign its rights under this Agreement without such restrictions to a Permitted Assignee as long as (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

      8. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing.

      9. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

      10. Indemnification.

      (a) In the event of the offer and sale of Registrable Securities held by Holders under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner, or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus, or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Holder, and each such director, officer, partner, underwriter, and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided that the foregoing shall not apply to, and the Company shall not be liable, in any such case (i) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment, or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof, (ii) provided that the Company has complied with its obligations hereunder to furnish such Holder with copies of the applicable prospectus, if the person asserting any such loss, claim, damage, or liability (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of such Holder or underwriter to so provide such amended preliminary or final prospectus and the untrue statement or alleged untrue statement or omission or alleged omission


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

of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented), or (iii) provided that the plan of distribution mechanics described in the applicable prospectus are, in form and substance, reasonable and customary for transactions of this type, to the extent that the Holders failed to comply with the terms of such plan of distribution mechanics. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter, or controlling person and shall survive the transfer of such shares by the Holder.

      (b) As a condition to including any Registrable Securities to be offered by a Holder in any registration statement filed pursuant to this Agreement, each such Holder agrees to be bound by the terms of this Section 10 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement, and any controlling person within the meaning of the Securities Act of any such underwriter or other Holder, against any losses, claims, damages, or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus, or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Holder as a Holder of the Company furnished to the Company, (ii) provided that the Company has complied with its obligations hereunder to furnish such Holder with copies of the applicable prospectus, if the person asserting any such loss, claim, damage, or liability (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of such Holder or underwriter to so provide such amended preliminary or final prospectus and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented), or (iii) provided that the plan of distribution mechanics described in the applicable prospectus are, in form and substance, reasonable and customary for transactions of this type, to the extent that the Holders failed to comply with the terms of such plan of distribution mechanics. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter, or controlling person and shall survive the transfer of such shares by the Holder, and such Holder shall reimburse the Company, and each such director, officer, legal counsel and accountants, underwriter, other Holder, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling and such loss, claim, damage, liability, action, or proceeding; provided, however, that such indemnity agreement found in this
Section 10(b) shall in no event exceed the gross proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, or controlling person and shall survive the transfer by any Holder of such shares.

      (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 10(a) or (b) hereof (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 10(a) or (b) hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

      (d) In the event that an indemnifying party does or is not permitted to assume the defense of an action pursuant to Section 10(c) or in the case of the expense reimbursement obligation set forth in Section 10(a) and (b), the indemnification required by Section 10(a) and (b) hereof shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills received or expenses, losses, damages, or liabilities are incurred.

      (e) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

      (f) Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 10 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

11. Preemptive Rights.

      (a) Subsequent Offerings. In the event the Company issues and sells Equity Securities other than the Equity Securities excluded by Section 11(e) hereof at a price per share or conversion or exercise price per share, as the case may be, that is less than the Offering Price, each Holder who qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities act (an "Eligible Holder") shall have a preemptive right to purchase such number of shares of Equity Securities necessary for such Eligible Holder to maintain its percentage ownership position in the Company. Each Eligible Holder's preemptive share is equal to the ratio of (a) the number of shares of the Company's Common Stock of which such Eligible Holder is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of any security of the Company or upon the exercise of any outstanding warrants, options, or rights to subscribe to or purchase any Common Stock or other security of the Company) immediately prior to the issuance of the Equity Securities.

      (b) Exercise of Preemptive Rights. If the Company issues any Equity Securities in a transaction to which the preemptive rights set forth in paragraph (a) apply, it shall give each Eligible Holder written notice of such issuance, describing the Equity Securities and the price and the terms and conditions upon which the Company issued the same and shall provide each Eligible Holder with access to any information regarding such offering and the Company, provided to the purchasers of Equity Securities. Each Eligible Holder shall have 10 Business Days from the giving of such notice to exercise its preemptive right to purchase Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Holder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

      (c) Issuance of Equity Securities to Other Persons. The Company shall have 90 days after expiration of the 10-Business Day period set forth in paragraph
(b) above to sell the Equity Securities in respect of which the Holders' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Eligible Holders pursuant to paragraph (b) above. If the Company has not sold such Equity Securities within 90 days of the notice provided pursuant to paragraph (b), the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Eligible Holders in the manner provided above.

      (d) Termination and Waiver of Preemptive Rights. The preemptive rights established by this Section 11 shall terminate upon the earlier of (i) the effective date of a registration statement pursuant to Section 3(a) or (ii) twelve months after the Closing Date.

      (e) Excluded Securities. The preemptive rights established by this Section 11 shall have no application to any of the following Equity Securities:

            (i) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the board of directors of the Company;

            (ii) capital stock of the Company issued or issuable pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement, and capital stock issued pursuant to or upon the exercise of any such rights or agreements granted after the date of this Agreement; provided that in the case of rights or agreements granted after the date of this Agreement, the pre-emptive right established by this Section 11 applied with respect to the initial sale or grant by the Company of such rights or agreements and such rights or agreements were approved by the board of directors of the Company;

            (iii) shares of Common Stock issued in connection with any stock split, dividend, combination, distribution, or recapitalization; or

            (iv) any Equity Securities issued (i) for consideration other than cash in connection with any merger, consolidation, strategic alliance, acquisition, or similar business combination approved by the board of directors of the Company or (ii) any public offering registered with the Commission under the Securities Act.

      12. Miscellaneous.

      (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America, both substantive and remedial. Any judicial proceeding brought against either of the parties to this agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of Texas, Harris County, or in the United States District Court for the Southern District of Texas and, by its execution and delivery of this agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

      (b) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assigns, executors, and administrators of the parties hereto. In the event the Company merges with, or is otherwise acquired by, a direct or indirect subsidiary of a publicly traded company, the Company shall condition the merger or acquisition on the assumption by such parent company of the Company's obligations under this Agreement.

      (c) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

      (d) Notices, etc. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

      If to the Company:         Dune Energy, Inc.
                                 3050 Post Oak Blvd., Suite 695
                                 Houston, Texas 77056
                                 Attention: Hugh Idstein
                                 Facsimile: (713) 888-0899
                                 e-mail: hugh@duneenergy.com

      If to the Purchasers:      To each Purchaser at the address
                                 set forth on Exhibit A

      with a copy to:            Sanders Morris Harris Inc.
                                 600 Travis, Suite 3100
                                 Houston, Texas 77002
                                 Attention: Frederic L. Saalwachter
                                 Facsimile: (713) 250-4094
                                 e-mail: ric.saalwachter@smhgroup.com
or at such other address as any party shall have furnished to the other parties in writing.

      (e) Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Holder of any Registrable Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power, or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

      (f) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

      (h) Severability. In the case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      (i) Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the holders of a majority of the number of shares of Registrable Securities outstanding as of the date of such amendment or waiver. The Purchasers acknowledge that by the operation of this Section 12(i), the holders of a majority of the outstanding Registrable Securities may have the right and power to diminish or eliminate all rights of the Purchasers under this Agreement.

      (j) Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Share then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holder hereunder.

      This Registration Rights Agreement is hereby executed as of the date first above written.

                                          COMPANY:

                                          DUNE ENERGY, INC.


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          SANDERS MORRIS HARRIS INC.,
                                          Individually and as Agent and Attorney
                                          in Fact for the Purchasers listed on
                                          Exhibit A attached hereto


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                    Exhibit A

                              Purchaser Information


                                       15